                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               BRAINTECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 BRAINTECH, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 2000
                                    1:00 P.M.

To The Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of BrainTech, Inc., ("BrainTech") will be held on May 17, 2000 at 1:00 p.m. (local time), at the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia, Canada for the following purposes:

1.       To elect directors.

2. To approve an amendment to BrainTech's Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 200,000,000 shares.

3.       To approve the 2000 Stock Option Plan.

4. To ratify the 1997 Stock Option Plan and grants of options under this plan.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on March 21, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                        For the Board of Directors
                                        BRAINTECH, INC.


                                        GRANT SUTHERLAND
                                        Chairman of the Board

Vancouver, British Columbia

February 29, 2000

                                    IMPORTANT

--------------------------------------------------------------------------------
Whether or not you expect to attend the annual meeting in person, WE URGE YOU
TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.
THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. Promptly signing, dating and returning the proxy will save BrainTech the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States or Canada, is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.
--------------------------------------------------------------------------------

                                 BRAINTECH, INC.
                            ------------------------
                           #102 - 930 WEST 1ST STREET
                    NORTH VANCOUVER, BRITISH COLUMBIA, CANADA
                                     V7P 3N4

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2000

This proxy statement, which was mailed to shareholders on March 27, 2000, is furnished in connection with the solicitation of proxies by the Board of Directors of BrainTech, Inc. ("BrainTech"), to be voted at the annual meeting of the shareholders of BrainTech (the "Annual Meeting"), which will be held at 1:00 p.m. (local time) on May 17, 2000 at the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia, Canada for the purposes set forth in the accompanying Notice of Annual Meeting. The shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of BrainTech at or prior to the Annual Meeting or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by BrainTech.

Shareholders of record at the close of business on March 21, 2000 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held. On March 21, 2000 there were 45,719,333 shares of common stock outstanding, held by 230 shareholders of record.


PROPOSAL ONE - ELECTION OF DIRECTORS

A Board of three (3) Directors is to be elected at the Annual Meeting, to hold office until the next Annual Meeting of shareholders and until their successors are elected and qualified. The Board of Directors has authorized the nomination at the Annual Meeting of the persons named below as candidates. Unless otherwise directed, the proxy holders will vote the proxies received by them for the three nominees named below. In the event that any of the three nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominees who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

NOMINEES

NAME OF NOMINEE            AGE       POSITIONS WITH BRAINTECH
---------------            ---       ------------------------
Owen Jones                 48        President and Chief Executive Officer
W. Grant Sutherland        53        Chairman and Secretary
James L. Speros            41        Vice-President

OWEN L.J. JONES has been the President, Chief Executive Officer and a director of BrainTech since December 1993. Prior to joining the BrainTech Board of Directors, Mr. Jones was the V.P. Sales, Marketing and Technology of Evergreen International Technology Inc. (now Sideware Systems Inc.), a software development company whose shares trade on the Canadian Venture Exchange and the OTC Bulletin Board. Mr. Jones resigned from his position with Evergreen International Technology Inc. in December 1993. In May 1995 Mr. Jones was elected as a director of Evergreen International Technology Inc., and shortly thereafter assumed the responsibilities of President and Chief Executive Officer of that company. Subsequent to May 1995 Mr. Jones has divided his time and effort between the affairs of BrainTech and the affairs of Sideware Systems Inc. Mr. Jones is not a director of any public companies other than BrainTech and Sideware Systems Inc.

W. GRANT SUTHERLAND was appointed as a director and Chairman of the Board of Directors of BrainTech in November 1995. Mr. Sutherland is a licensed lawyer in the Province of British Columbia, and has been engaged in the private practice of law for 26 years, currently as a partner in the Vancouver law firm Sutherland Johnston. Mr. Sutherland has also been a director of Sideware Systems Inc. since May 1993. Since November 1995, Mr. Sutherland has devoted the majority of his time and effort to the affairs of BrainTech and Sideware Systems Inc., and presently divides his time between the affairs of BrainTech and those of Sideware Systems Inc. Mr. Sutherland is not a director of any public companies other than BrainTech and Sideware Systems Inc.

JAMES L. SPEROS joined the Board of Directors on September 15, 1998. Mr. Speros is also a director of Sideware Systems Inc., and President and Chief Operating Officer of Sideware Corp., a wholly owned subsidiary of Sideware Systems Inc. From June 1993 to January 1997 Mr. Speros was the President and owner of two professional sports franchises, the Baltimore Stallions and Montreal Alouettes of the Canadian Football League. From January 1997 to February 1999 Mr. Speros was the President of Exploration Mirandor, a mining exploration company. Mr. Speros is also a director of Consolidated Maymac Petroleum Corp., a public company trading on the Canadian Venture Exchange.

The directors will hold office until they resign, or until their successors are elected.

INFORMATION REGARDING THE BOARD

The Board of Directors does not have standing audit, nominating, or compensation committees. During the 1999 fiscal year, the Board of Directors had six meetings. All of the Directors were in attendance at the meetings held in 1999.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

Under the NEVADA CORPORATION ACT, Directors are elected by a plurality of votes represented in person or by proxy at the meeting. The Board of Directors recommends that the shareholders vote for the Board of Directors' nominees for Directors.

EXECUTIVE COMPENSATION

Apart from incentive stock options, disclosed below, BrainTech does not presently compensate its directors for services provided as directors. BrainTech provides compensation to its directors, who are also officers, for services rendered as officers.

BrainTech provides the following compensation to its directors:

OWEN JONES. Effective May 1, 1998 Mr. Jones receives payments totalling Cdn$10,000 (US$6,800) per month. BrainTech currently pays 20% of those monthly payments, with Sideware Systems Inc. paying the remaining 80%. Prior to June 1, 1998, Mr. Jones' monthly payments (then shared equally between BrainTech and Sideware Systems Inc.) were Cdn$5,000 (US$3,400) per month. Mr. Jones also holds incentive stock options to acquire 1,527,500 shares at $0.20 per share. Mr. Jones receives no other compensation from BrainTech or any of its subsidiaries.

GRANT SUTHERLAND. Effective May 1, 1998 Mr. Sutherland receives payments totalling Cdn$10,000 (US$6,800) per month. BrainTech currently pays 20% of those monthly payments, with Sideware Systems Inc. paying the remaining 80%. Mr. Sutherland also holds incentive stock options to acquire 107,500 shares at $0.20 per share. Mr. Sutherland exercised options to acquire 300,000 shares at $0.20 per share in August 1998 and 1,120,000 shares at $0.20 per share in January 2000. Mr. Sutherland receives no other compensation from BrainTech or any of its subsidiaries.

JAMES L. SPEROS. Mr. Speros holds options to acquire 300,000 shares at $0.20 per share, but does not receive any salary from BrainTech. Mr. Speros receives no other compensation from BrainTech or any of its subsidiaries.

The aggregate amount of cash remuneration which BrainTech paid to its directors and officers as a group was approximately Cdn $48,000 (U$32,640) during the fiscal ended December 31, 1999.

INCENTIVE STOCK OPTIONS

From time to time, BrainTech grants incentive stock options to directors, officers, consultants, and employees.

The following table sets forth the incentive stock options held by its directors and executive officers as at February 29, 2000. All of the options set out below were granted pursuant to its 1997 Stock Option Plan.

-------------------------------------------------------------------------------------------------------------------
Name             Options      Percent of       Number         Number      Exercise     Market Value of      Expiry
                 Granted     Total Options    Exercised    Outstanding      Price     Underlying Shares      Date
                              Granted(1)                                              at Date of Grant
-------------------------------------------------------------------------------------------------------------------
Owen Jones      1,500,000            19.4%          Nil      1,500,000       $0.20               $0.23     17/12/02
                   27,500             0.4%          Nil         27,500       $0.20               $0.20     19/04/04
-------------------------------------------------------------------------------------------------------------------
Grant           1,500,000            19.4%    1,420,000         80,000       $0.20               $0.23     16/12/02
-------------------------------------------------------------------------------------------------------------------

                                     - 4 -


-------------------------------------------------------------------------------------------------------------------
Sutherland         27,500             0.4%          Nil         27,500       $0.20               $0.20     19/04/04
-------------------------------------------------------------------------------------------------------------------
James Speros      300,000             3.9%          Nil        300,000       $0.20               $0.20     19/04/04
-------------------------------------------------------------------------------------------------------------------

(1) This column states the percentage of all incentive stock options which BrainTech has granted.

The total number of incentive stock options held by its directors and officers as at February 29, 2000 is 1,915,000. All of the options stated in the table above are exercisable within 60 days of February 29, 2000.

Between December 31, 1999 and February 29, 2000, the following incentive stock options were exercised by directors and officers:

         Grant Sutherland           1,120,000 options

All of the options exercised by Mr. Sutherland were granted pursuant to BrainTech's 1997 Stock Option Plan. In December 1999 BrainTech filed a registration statement on Form S-8 with the Securities and Exchange Commission registering stock issued pursuant to the 1997 Stock Option Plan.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of common stock, as of February 29, 2000 by (i) each shareholder whom BrainTech management knows to be the beneficial owner of more than 5% of outstanding shares, (ii) each of its Directors and executive officers, and
(iii) all Directors and executive officers as a group:

-----------------------------------------------------------------------------------------
           NAME AND ADDRESS                  NUMBER OF SHARES       PERCENTAGE OF SHARES
          OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED(1)
-----------------------------------------------------------------------------------------
Owen L.J. Jones*(2)                                   3,808,500                     8.1%
102 - 930 W. 1st North Vancouver, B.C.,
Canada V7P 3N4

James L. Speros*(3)                                     300,000                     0.7%
1111 Grand Hamptons Dr.
Herndon, Virginia
20170

W. Grant Sutherland*(4)                               2,992,500                     6.5%
1600 - 777 Dunsmuir St.
Vancouver B.C.
V7Y 1K4

Willard W. Olson                                      2,500,000                     5.5%
6021 East Huntress Dr.

                                     - 5 -


Paradise, Arizona
85253

All executive officers and directors as
a group (3 Persons)(5)                                7,101,000                    14.9%
-----------------------------------------------------------------------------------------

* Denotes Director of BrainTech

----------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 29, 2000 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Includes 1,527,500 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.

(3) Includes 300,000 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.

(4) Includes 107,500 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.

(5) Includes 1,935,000 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.

BrainTech is unaware of any person who owns 10% or more of its voting securities. BrainTech is unaware of any arrangements, the operation of which may at a subsequent date result in a change of corporate control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Within the last three fiscal years, BrainTech has entered into the transactions set out below in which its current directors or officers were interested.

In October 1996 BrainTech entered into an agreement with Sideware Systems Inc. effective November 1, 1995 pursuant to which certain costs associated with its premises and operations were shared with Sideware Systems Inc. The principal costs subject to the cost-sharing agreement included:

- costs of the North Vancouver premises which BrainTech shares with Sideware Systems Inc.; and

- personnel costs including, inter alia, the salary costs of BrainTech's President and accounting personnel; and

Prior to October 1999 BrainTech shared the common costs equally with Sideware Systems Inc. In October 1999, BrainTech agreed with Sideware Systems Inc. to re-allocate the common costs 20% to BrainTech and 80% to Sideware Systems Inc. effective from January 1, 1999. The reason for the reallocation of costs was the substantially greater level of business conducted by Sideware Systems Inc., and its corresponding greater use of the common premises and personnel.

Sideware Systems Inc. is a software development company whose shares trade on the Canadian Venture Exchange and the OTC Bulletin Board. The directors of Sideware Systems Inc. include Owen Jones, Grant Sutherland and James Speros.

Shared costs under the Cost Sharing and Allocation Agreement are administered by Techwest Management Inc., a private management company. In addition, services of certain personnel are provided to BrainTech through Techwest Management Inc. Techwest Management Inc. is a private management company in which Owen Jones and Grant Sutherland each hold a one third interest. The personnel whose services are provided through Techwest Management Inc. include, inter alia, Owen Jones and BrainTech's accounting personnel. Techwest Management Inc. passes shared costs (including personnel costs) through to BrainTech and Sideware Systems Inc. at cost, without any markup.

From time to time, the payments of either BrainTech or Sideware Systems Inc. have exceeded the proportionate share required under the cost sharing arrangement, giving rise to indebtedness as between BrainTech, Sideware Systems Inc. and Techwest Management Inc. Through much of 1998 and 1999, BrainTech was indebted to Sideware Systems Inc., as BrainTech did not have sufficient cash available to pay its proportionate share of the common operating costs. As at February 29, 2000 BrainTech has paid off this intercorporate indebtedness.

Effective July 1, 1999 BrainTech has also entered into the following agreements relating to additional leasehold premises:

(a) a lease covering the premises at Suite 1620, 777 Dunsmuir Street (the "Original Premises") for the period July 1, 1999 to June 30, 2002, and covering the premises at Suite 1600, 777 Dunsmuir Street (the "Extended Premises") for the period December 1, 2000 to June 30, 2002; and

(b) an Assignment of Lease covering the Extended Premises for the period July 1, 1999 to November 30, 2000.

The total space included in the Original and Extended Premises is 8,325 square feet. The landlord of the Original and Extended Premises is Pacific Center Leaseholds Limited, an arm's length company.

The tenant under the lease described in (a) is Techwest Management Inc. BrainTech is an indemnifier under the lease, along with Sideware Systems Inc. As an indemnifier,

BrainTech is liable to perform all of the obligations of the tenant under the lease, including the payment of rent.

The assignor under the assignment described in (b) is SJM Management Ltd., a private management company which holds a lease in respect of the Extended Premises covering the period July 1, 1999 to November 30, 2000. Grant Sutherland holds a one third beneficial interest in SJM Management Ltd. Prior to July 1, 1999 the Extended Premises were occupied by the law firm Sutherland Johnston MacLean, in which Mr. Sutherland was a partner. Under the assignment, SJM Management Ltd. assigned its interest in respect of the Extended Premises to Techwest Management Inc., which agreed to perform all of the obligations of the tenant under the lease. BrainTech is an indemnifier under the assignment, along with Sideware Systems Inc. As an indemnifier, BrainTech is liable to perform all of the obligations of the assignee, including the payment of rent.

BrainTech expects that for the foreseeable future, it will:

(a)  bear approximately 10% of the cost of the Extended Premises; and

(b)  not use, and thus not bear any of the cost of, the Original Premises.

During the year ended December 31, 1998 BrainTech purchased approximately $26,000 worth of computer equipment from Sideware Systems Inc. During the year ended December 31, 1999 BrainTech's purchases of computer equipment from Sideware Systems Inc. were approximately $30,000. BrainTech purchases most of its computer equipment through Sideware Systems Inc. owing to favorable pricing on IBM equipment available to Sideware Systems Inc. Sideware Systems Inc. charged a markup on the initial purchases, but its current policy is to pass such equipment on to BrainTech at cost.

BrainTech entered into a Software Development and License Agreement dated September 20, 1999 with Sideware Systems Inc. Pursuant to the Software Development and License Agreement, BrainTech developed a program named the "Wizmaster", for incorporation into Sideware's "Dr. Bean" program. Dr. Bean is an electronic Customer Relations Management ("eCRM") program which supports live chat over the internet between companies and their customers. One of the features of Dr. Bean, known as "AutoService", displays automated questions for customer response, and then processes the customer's inquiry according to the response he selects. Wizmaster permits Dr. Bean users to customize the questions and answers used in the AutoService feature through a user friendly drop-and-drag procedure.

Under the Software Development and License Agreement, Sideware Systems Inc. agreed to pay the cost of developing Wizmaster on a cost plus 10% basis. Sideware Systems Inc. acquired, at no further charge, a perpetual worldwide license to use Wizmaster as part of Dr. Bean. BrainTech is prohibited from licensing Wizmaster to any other software developer (but not to systems integrators) for a period of one year starting from the date Wizmaster becomes generally available to purchasers of Dr. Bean.

Effective October 31, 1998 Sideware Systems Inc. purchased an interest in the proceeds of a judgment which BrainTech obtained on April 2, 1998 against John Kostiuk, in the amount of $300,000, in British Columbia Supreme Court Action No. C972736. Sideware Systems Inc. paid $136,000 on account of the purchase price, which was subject to adjustment depending on the benefit ultimately received by Sideware Systems Inc. pursuant to the judgment. On March 18, 1999 the British Columbia Court of Appeal allowed an appeal from the judgment. As a result, BrainTech repaid the $136,000.

In November 1995 BrainTech entered into a License Agreement with NetMedia Systems Inc., a private company in which Owen Jones and Grant Sutherland hold interests, and a Joint Venture Agreement with NetMedia Systems Inc. and Sideware Systems Inc. None of the business contemplated by the agreements proceeded, with the result that the agreements were terminated in October 1999.

BrainTech has acquired legal services from the law firm Sutherland Johnston, of which Grant Sutherland is a partner. During 1999, Sutherland Johnston (and a predecessor firm) rendered accounts for legal services totalling $33,000 (exclusive of taxes and disbursements).

During BrainTech's last three fiscal years and the nine month period ended September 30, 1999 Grant Sutherland has acquired the following shares in private placements:

- 780,000 shares at a price of $0.25 per share pursuant to a private placement conducted in May 1998;

- 300,000 shares at a price of $0.20 per share pursuant to a private placement conducted in September 1998;

- 1,000,000 shares at a price of $0.15 per share pursuant to a private placement conducted in March 1999;

- 1,000,000 shares at a price of $0.15 per share pursuant to a private placement conducted in September 1999;

- 135,000 shares at a price of $0.15 per share pursuant to a private placement conducted in October 1999; and

- 150,000 shares at a price of $0.60 per share pursuant to a private placement conducted in December 1999.

During BrainTech's last three fiscal years and the nine month period ended September 30, 1999 Owen Jones has acquired the following shares in private placements:

- 1,000,000 shares at a price of $0.15 per share pursuant to a private placement conducted in March 1999.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the EXCHANGE ACT requires BrainTech's Directors, executive officers and persons who own more than 10% of its common stock (collectively "Reporting Persons") to file reports of ownership and changes in ownership of its common stock. SEC regulations require Reporting Persons to give BrainTech copies of all section 16(a) reports they file. Based solely on BrainTech's review of copies of those reports or written representations from Reporting Persons, BrainTech believes that during the last fiscal year ended December 31, 1999, all Reporting Persons complied with all applicable filing requirements except as follows:

(1) Grant Sutherland filed a Form 4 relating to transactions in December 1999 on February 24, 2000, which was 45 days late. The Form 4 reported 16 transactions.

(2) Grant Sutherland filed a Form 5 relating to transactions during 1999 on February 24, 2000, which was 10 days late. The Form 5 reported 6 transactions.


PROPOSAL TWO - AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

GENERAL

The Board of Directors has approved, and is recommending to the shareholders, an amendment to Article IV of BrainTech's Articles of Incorporation to increase the number of shares BrainTech is authorized to issue. Currently, BrainTech's Articles of Incorporation authorize BrainTech to issue 50,000,000 shares of common stock with a par value of $.001 per share. The proposed amendment would increase BrainTech's authorized capital to 200,000,000 shares of common stock with a par value of $.001 per share. The Board of Directors has determined this amendment is advisable. The full text of the proposed amendment to the Articles of Incorporation is set forth below:

     "The Corporation shall have the authority to issue Two Hundred Million (200,000,000) shares of common stock with a par value of $.001 per share, all stock of the corporation shall be of the same class common and shall have the same rights and preferences, fully paid stock of this corporation shall not be liable to any further call or assessment."

DESCRIPTION OF BRAINTECH'S COMMON STOCK

As of February 29, 2000, BrainTech had 45,719,333 shares of common stock outstanding.

The additional shares of common stock for which authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Such additional shares would not (and the shares of common stock presently outstanding do not) entitle the holders thereof to pre-emptive or cumulative voting rights.

PURPOSES AND EFFECTS OF PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors believes it is desirable to increase the number of shares of common stock that BrainTech is authorized to issue. The increase is necessary to permit BrainTech to raise additional equity financing in the future. In addition, the increase will permit BrainTech to reserve a sufficient number of shares to satisfy the requirements of the 2000 Stock Option Plan being proposed for approval by the shareholders at the Annual Meeting.

Unless required by law or the rules of any stock exchange on which BrainTech's common stock may in the future be listed, no further authorization or vote of the shareholders will be sought for any issuance of shares of common stock. The holders of common stock are not entitled to pre-emptive rights or cumulative voting. Accordingly, the issuance of additional shares might dilute the ownership and voting rights of existing shareholders. The proposed increase in the number of authorized shares is not intended to inhibit a change in corporate control. The availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of BrainTech. For example, the issuance of shares of common stock in a public or private sale, merger, or similar transaction, would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of BrainTech. BrainTech is not aware of any pending or threatened efforts to acquire control of BrainTech.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

The affirmative vote of the holders of the majority of the shares of BrainTech's common stock present or represented by proxy at the Annual Meeting will be required to approve amendment of BrainTech's Articles of Incorporation to increase the authorized shares of common stock to 200,000,000. The Board of Directors unanimously recommends that the shareholders vote in favour of amending BrainTech's Articles of Incorporation as proposed.


PROPOSAL THREE - APPROVAL OF 2000 STOCK OPTION PLAN

The Board of Directors has approved and is recommending to the shareholders for approval at the Annual Meeting the 2000 Stock Option Plan. The purpose of the 2000 Stock Option Plan is to allow BrainTech to continue to attract and retain competent directors, officers, employees and consultants and to provide incentive to such persons to use their best efforts on its behalf. A copy of the 2000 Stock Option Plan may be obtained upon written request to BrainTech's Investor Relations Department at the address listed on page 15.

THE ESSENTIAL FEATURES OF THE 2000 STOCK OPTION PLAN ARE OUTLINED BELOW

GENERAL

BrainTech's directors, officers, employees, and consultants will be eligible for selection to participate in the Plan. The Board of Directors will determine from the eligible class of individuals who will receive options and terms and provisions of the options (which need not be identical).

STOCK SUBJECT TO THE PLAN

The stock to be offered under the 2000 Stock Option Plan shall be shares of BrainTech's authorized but unissued common stock including re-acquired common stock or common stock previously issued but cancelled. The aggregate amount of stock to be delivered upon the exercise of all options granted under the 2000 Stock Option Plan shall not exceed 7.5 million shares, provided that at no time may the aggregate amount of stock to be delivered upon the exercise of all options granted under the 1997 Stock Option Plan (7,500,000 shares) and the 2000 Stock Option Plan exceed 30% of BrainTech's issued and outstanding common stock.

As of February 29, 2000, there were 45,719,333 shares of common stock outstanding. The closing price of BrainTech's common stock on February 28, 2000 was $2.375.

TERMS OF THE OPTIONS GRANTED

The purchase price of stock covered by each option shall be determined by the Board of Directors. Each option and all rights and obligations thereunder shall expire on such date as the Board of Directors shall determine, but no later than the 5th anniversary of the date on which the option is granted subject to earlier termination as provided in the Plan. The Board of Directors may make any adjustment to the terms of any option, including changes to the exercise price, the number of shares optioned, and the term of the option. If any option holder dies while employed by BrainTech, such holders' options shall remain exercisable until the earlier of the original expiry date and two years after the date of death. If any option holder ceases to be employed by BrainTech because of discharge for cause, such option holders' options shall expire on the date of termination. If an option holder resigns or ceases to be employed by BrainTech for any reason other than death or discharge for cause, such option holders' options shall expire on the earlier of the original expiry date and 30 days after the date of ceasing to be employed by BrainTech (or such greater period of time as the Board of Directors may determine or as may be agreed with the employee by way of separate agreement). An option granted under the Plan shall be non-transferable by the option holder except in the case of transfer by way of gift or by the laws of descent and distribution.

AMENDMENT AND TERMINATION

The Board may at any time suspend, amend or terminate the 2000 Stock Option Plan. No options may be granted during any suspension of the plan or after the date of termination. The amendment, suspension or termination of the plan shall not, without the consent of the option holders, alter or impair any rights or obligations under any option previously granted under the plan.

No options may be granted under the 2000 Stock Option Plan after February 11, 2009.

TAX CONSEQUENCES

Options granted under the 2000 Stock Option Plan are non-qualified stock options. Non-qualified stock options granted under the plan do not qualify as incentive stock options and will not qualify for any special tax benefits to the option holder. An option holder generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the option holder will recognize ordinary income for federal tax purposes measured by the excess of then fair market value of the shares over the exercise price. The income realized by the option holder who will be subject to income and other employee withholding taxes.

The option holders' basis for determining gain or loss upon the subsequent disposition of shares acquired upon the exercise of the non-qualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the sale price and the option holders' basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, BrainTech will not be entitled to any federal income tax deduction upon grant or termination of a non-qualified stock option or sale or disposition of the shares acquired upon the exercise of the non-qualified stock option. However, upon exercise of a non-qualified stock option, BrainTech will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

The federal income tax consequences of participation in the 2000 Stock Option Plan are complex and subject to change. The above discussion is only a summary of the general rules applicable to the 2000 Stock Option Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

Approval of the 2000 Stock Option Plan requires more votes in favour of adoption of the plan than those against adoption. The Board of Directors unanimously recommends a vote for adoption of the 2000 Stock Option Plan. If the amendment to the Articles of Incorporation to increase the authorized number of shares of common stock to 200,000,000 is not approved by the shareholders at the Annual Meeting, there may be insufficient shares of common stock available for the purposes of the 2000 Stock Option Plan and the Board of Directors may not fully utilize the 2000 Stock Option Plan.


PROPOSAL FOUR - RATIFICATION OF THE 1997 STOCK OPTION PLAN

The Board of Directors recommends shareholder ratification of the 1997 Stock Option Plan and grants of stock options made under the Plan. The 1997 Stock Option Plan was limited to issuance of options for 7,500,000 shares, and BrainTech has entered into option agreements for the maximum amount of shares permitted under the Plan. The purpose of the Plan was to allow BrainTech to attract and retain competent directors, officers, employees, and consultants and provide an incentive to such persons to use their best efforts on its behalf. A copy of the 1997 Stock Option Plan may be obtained upon written request to BrainTech's Investor Relations Department at the address listed on page 15.

All material terms of the 1997 Stock Option Plan are the same as the 2000 Stock Option Plan. See the description of the 2000 Stock Option Plan under Proposal Three.

The following table sets forth the options granted under the 1997 Stock Option Plan to: (1) BrainTech's Chief Executive Officer and two other Executive Officers; (2) all current executive officers as a group; (3) each person who received 5% of such options (other than the current executive officers); and (4) all employees, including all current officers who are not executive officers, as a group.

------------------------------------------------------------------------------------------------------------------------------------
                                                 Percent                                                Market Value
                                                 of Total                                               of Underlying
                                    Options      Options          Number        Number      Exercise      Shares at      Expiry Date
             Name                   Granted     Granted(1)      Exercised    Outstanding     Price      Date of Grant     (dd/mm/yy)
------------------------------------------------------------------------------------------------------------------------------------
Owen Jones, Chief Executive        1,500,000     19.4%              Nil       1,500,000       $0.20         $0.23         16/12/02
Officer                               27,500      0.4%              Nil          27,500       $0.20         $0.20         19/04/04
------------------------------------------------------------------------------------------------------------------------------------
Grant Sutherland, Secretary and    1,500,000     19.4%        1,420,000          80,000       $0.20         $0.23         16/12/02
Treasurer                             27,500      0.4%              Nil          27,500       $0.20         $0.20         19/04/04
------------------------------------------------------------------------------------------------------------------------------------
James Speros, Vice-President         300,000      3.9%              Nil         300,000       $0.20         $0.20         19/04/04
------------------------------------------------------------------------------------------------------------------------------------
ALL EXECUTIVE OFFICERS AND                                                    1,580,000       $0.20         $0.23         16/12/02
DIRECTORS AS A GROUP; 3 PERSONS    3,355,000     44.7%        1,420,000          55,000       $0.20         $0.20         19/04/04
------------------------------------------------------------------------------------------------------------------------------------
EACH PERSON WHO RECEIVES 5% OF
SUCH OPTIONS OTHER THAN
EXECUTIVE OFFICERS
------------------------------------------------------------------------------------------------------------------------------------
John McDonald                      1,500,000     19.4%        1,500,000             Nil       $0.20         $0.23         16/12/02
                                     100,000      1.3%          100,000             Nil       $0.20         $0.79         13/05/03
------------------------------------------------------------------------------------------------------------------------------------
Peter MacLean                        100,000      1.3%          100,000             Nil       $0.20         $0.23         01/12/02
                                     400,000      5.3%          400,000             Nil       $0.20         $0.79         05/15/03
------------------------------------------------------------------------------------------------------------------------------------
ALL EMPLOYEES AND OFFICERS AS A      400,000      5.3%          297,000           3,000       $0.20         $0.23         01/12/02
GROUP EXCLUDING EXECUTIVE            870,000     11.6%          624,000         131,000       $0.20         $0.79         05/15/03
OFFICERS                             300,000        4%          175,000         125,000       $0.20         $0.19         19/04/04
                                     100,000      1.3%          100,000         100,000       $0.20         $0.21         25/11/04
------------------------------------------------------------------------------------------------------------------------------------

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

Ratification of the 1997 Stock Option Plan and the grants of options under the 1997 Stock Option Plan requires more votes in favour of ratification than those against. The Board of Directors unanimously recommends that shareholders vote to ratify the 1997 Stock Option Plan and the grants of options under the 1997 Stock Option Plan.

PROPOSALS OF SHAREHOLDERS

BrainTech must receive proposals of shareholders intended to be presented at the 2001 annual meeting of shareholders no later than December 2, 2000 in order that they be included in the Proxy Statement and form of proxy for that meeting. BrainTech reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by BrainTech's officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for those services. Solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. BrainTech will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. BrainTech will pay the cost of proxy solicitation.

VOTING TABULATION

Votes cast by proxy or in person at the meeting will be tabulated by representatives of Montreal Trust Company of Canada. A majority of the voting shares, which includes the voting shares present at the meeting in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business at the Annual Meeting.

EFFECT OF AN ABSTENTION AND BROKER NON-VOTES: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favour of or against the election of the nominees or other proposals. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a proposal, then the shares covered by such "non-vote" shall be deemed present at the meeting for purposes of determining a quorum, but not for the purposes of calculating the vote with respect to the proposal on which the broker had no authority to vote.

AUDITORS

KPMG LLP are the independent public auditors for BrainTech for the fiscal year ending December 31, 1999 and the current fiscal year. Representatives of KPMG LLP will not be present at the Annual Meeting.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgement of the persons voting such proxies.

The following documents are hereby incorporated by reference into this registration statement:

(a)  Annual Report on form 10K-SB for the year ended December 31, 1999.


DATED: Vancouver, British Columbia, March 27, 2000.

                                 BRAINTECH, INC.
                           #102 - 930 West 1st Street
                               North Vancouver, BC
                                     V7P 3N4

                                 BRAINTECH, INC.

                                      PROXY
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Owen L. J. Jones and W. Grant Sutherland and each of them as Proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated below, all of the shares of common stock of which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 17, 2000 at 1:00 p.m. (local time) at the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia, Canada and any adjournments thereof, on the matter, set forth below:

1.       To elect as a director:              In Favour           Withhold Vote

              OWEN L.J. JONES                   / /                    / /

              W. GRANT SUTHERLAND               / /                    / /

              JAMES SPEROS                      / /                    / /

2. Proposal to amend BrainTech's Articles of Incorporation to increase the total number of authorized shares of common stock from 50,000,000 to 200,000,000

         / /  FOR             / /  AGAINST                       / /  ABSTAIN

3.       Proposal to approve the 2000 Stock Option Plan

         / /  FOR             / /  AGAINST                       / /  ABSTAIN

4. Proposal to ratify the 1997 Stock Option Plan and grants of options under this Plan

         / /  FOR             / /  AGAINST                       / /  ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

This proxy will be voted as directed or, if no direction is indicated, this proxy will be voted for every item listed above.

                                              Dated:  ___________________, 2000

                                              _________________________________
                                              Signature

                                              _________________________________
                                              Signature if shares held jointly

This proxy should be signed by the shareholder exactly as his/her name appears hereon, when shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date, and return proxy card promptly using the enclosed envelope.